UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) May 20, 2003

                       Broadleaf Capital Partners, Inc.
              (Exact name of Registrant as specified in charter)


              Nevada				814-00175	87-0490034
             (State or other jurisdiction    (Commission       (I.R.S. Employer
              of incorporation)              File Number)	Identification)

          7341 W. Charleston Blvd., Suite 140, Las Vegas, Nevada  89117
             (Address of principal executive offices)		(Zip Code)

     Registrant's telephone number, including area code:   (702) 736-1560


                2531 San Jacinto Avenue   San Jacinto, CA 92583
         (Former name or former address, if changed since last report)


ITEM 5. OTHER ITEMS

a.) CHANGE OF ADDRESS

The new address for the Company is 7341 W. Charleston Blvd., Suite 140, Las Vegas, Nevada, 89117. The new telephone number for the business is 702-736-1560. The new fax number for the business is 702-736-1608.

b.) CHANGE OF CORPORATE COUNSEL

On April 7, 2003 the Board of Directors accepted the resignation of Sarkis Kaloustian as the Corporate Counsel for the Company. The Board of Directors accepted Mr. Michael Gardiner of Rathbone, Rudderman and Gardiner as the new Corporate Counsel for the Company.


ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS

On April 7, 2003, the Board of Directors accepted the resignation of Lisa Martinez as the Accounting Administrator and Corporate Secretary. The Board of Directors accepted the resignation of Mr. Donald E. Johnson as the Chief Financial Officer of the Company.

On  April  7,  2003,  the Board of Directors selected Melissa R.  Blue  as  the
Corporate Secretary and Interim Chief Financial Officer of the Company. Melissa is originally from New Jersey and moved to South Carolina to receive her Bachelors of Science in Business Administration with the concentration in Accounting from Winthrop University in Rock Hill. Melissa has previously worked for small and medium sized accounting firms in both Las Vegas and in Columbia, South Carolina. Melissa was one of the founders of a Las Vegas CPA firm in 2002 and was the lead auditor for the firm's public company clients. Melissa is a member of the Nevada Society of CPA's, the American Institute of CPA, and the local chapter of the Latin Chamber of Commerce.



SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 20, 2003

                              Broadleaf Capital Partners, Inc.


                              By:
                              /s/ Robert A. Braner
                              -------------------------------------
                              Robert A. Braner, CEO